Exhibit 99.1

Contacts:	Investors:
Sujan Jain	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875
TRANSMETA REPORTS SECOND QUARTER 2008 RESULTS
SANTA CLARA, CA. — August 6, 2008 — Transmeta Corporation (NASDAQ: TMTA) today announced financial results for the second quarter ended June 30, 2008.
Revenue for the second quarter of 2008 was $366,000, all of which was derived from licensing activities. This compared with $661,000 for the first quarter of 2008, comprised of $240,000 of license revenue, $168,000 of services revenue, and $253,000 of end-of-life product revenue.
Total operating expenses for the second quarter of 2008 were $1.9 million, compared with $3.1 million in the first quarter of 2008. Second quarter operating expenses included $5.9 million of income from the settlement and licensing agreement with Intel, net restructuring charges of $455,000, non-cash charges of $908,000 for amortization of intangible assets, and non-cash stock compensation charges of $1.3 million.
In the second quarter, the Company recorded interest income of $1.8 million, including $1.1 million of imputed interest income from the settlement and licensing agreement with Intel. Net income was $214,000, or $0.02 per share, compared with a net loss of $41,000, or $0.00 per share, in the first quarter of 2008.
The Company’s cash, cash equivalents and short term investments at June 30, 2008 totaled $141.8 million. Transmeta continues to be debt free.
As announced today in a separate press release, Transmeta has entered into an agreement with NVIDIA Corporation granting NVIDIA a non-exclusive license to Transmeta’s Long Run and LongRun2 power management technologies and other intellectual property for use in connection with NVIDIA products. Under the agreement, NVIDIA agrees to pay Transmeta a one-time, non-refundable license fee of $25.0 million. The Company expects to receive this cash payment of $25.0 million during the third quarter of 2008.
In the third quarter, the Company expects to recognize $5.9 million of operating income and $1.2 million of imputed interest income from the settlement and licensing agreement with Intel. Transmeta expects to be profitable on a GAAP net income basis in the third quarter of 2008 and continues to expect to be profitable for fiscal year 2008.
“We are very pleased to add NVIDIA to our list of licensees,” said Les Crudele, president and CEO. “We believe the licensing agreement creates significant value for our stockholders. In addition, we continue to actively explore a full range of strategic alternatives and continue to be engaged in discussions with other companies about potential ways to increase value for all of our shareholders.”

Conference Call
Transmeta’s management will host a conference call today at 5:00 p.m. Eastern time / 2:00 p.m. Pacific time to discuss the operating performance for the quarter. The conference call will be available live over the Internet at the investor relations section of Transmeta’s website at www.transmeta.com. To listen to the conference call, please dial (913) 312-9304. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until 11:59 p.m. Pacific time on August 13, 2008. The phone number to access the recording is (719) 457-0820, and the passcode is 3504365.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We are presently focused on developing and licensing our advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing our computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include practical operational challenges following our recent restructuring and change of business model, the potential loss of key technical and business personnel, uncertainty about the adoption and market acceptance of our technology offerings by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, difficulties in developing our technologies in a timely and cost effective manner, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Transmeta and LongRun2 are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

Transmeta Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,	June 30,
	2008	2007	2007

ASSETS
Current assets:
Cash and cash equivalents	$96,919	$15,607	$4,267
Short-term investments	44,840	2,968	10,984
Accounts receivable	44	163	224
Other receivables, current	19,393	149,400	—
Prepaid expenses and other current assets	2,064	2,476	1,935

Total current assets	163,260	170,614	17,410

Other receivables, long-term	68,089	85,200	—
Property and equipment, net	231	284	487
Patents and patent rights, net	—	2,388	5,811
Other assets	400	800	2,015

TOTAL ASSETS	$231,980	$259,286	$25,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$593	$341	$1,406
Accrued compensation	934	15,351	1,183
Income taxes payable	15	3,306	9
Accrued restructuring costs	511	1,592	3,771
Other accrued liabilities	882	1,028	2,455
Current portion of deferred income from settlement and licensing	23,460	23,460	—
Current portion of long-term payable	800	667	533

Total current liabilities	27,195	45,745	9,357

Long-term deferred income from settlement and licensing, net of current portion	199,410	211,140	—
Long-term payable, net of current portion	400	800	1,200

Total liabilities	227,005	257,685	10,557

Stockholders’ equity:
Convertible preferred stock	6,966	6,966	—
Common stock	742,441	739,268	726,823
Treasury stock	(2,439)	(2,439)	(2,439)
Accumulated other comprehensive gain (loss)	57	29	7
Accumulated deficit	(742,050)	(742,223)	(709,225)

Total stockholders’ equity	4,975	1,601	15,166

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$231,980	$259,286	$25,723

Transmeta Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenue:
Product	$—	$253	$25	$253	$167
License	366	240	—	606	—
Service	—	168	146	168	2,143

Total revenue	366	661	171	1,027	2,310

Cost of revenue
Product	—	3	—	3	80
Service (1)	—	163	80	163	1,218
Impairment charge on inventories	—	—	—	—	364

Total cost of revenue	—	166	80	166	1,662

Gross profit (loss)	366	495	91	861	648

Gross margin %	100.0%	74.9%	53.2%	83.8%	28.1%

Operating expenses:
Income from settlement and licensing	(5,865)	(5,865)	—	(11,730)	—
Research and development (1)	2,315	2,850	2,537	5,165	7,473
Selling, general and administrative (1)	4,108	4,342	5,644	8,450	11,750
Restructuring charges, net	455	342	1,978	797	8,701
Amortization of patents and patent rights	908	1,480	1,711	2,388	3,423
Impairment charge on long-lived and other assets	—	—	8	—	302

Total operating expenses	1,921	3,149	11,878	5,070	31,649

Operating loss	(1,555)	(2,654)	(11,787)	(4,209)	(31,001)
Interest income and other, net	1,769	2,615	350	4,384	859
Interest (expense)	—	(2)	(28)	(2)	(38)

Income (loss) before income taxes	214	(41)	(11,465)	173	(30,180)
Provision for income taxes	—	—	(15)	—	4

Net income (loss)	$214	$(41)	$(11,450)	$173	$(30,184)

Net income (loss) per share — basic	$0.02	$(0.00)	$(1.15)	$0.01	$(3.02)

Net income (loss) per share — fully diluted	$0.02	$(0.00)	$(1.15)	$0.01	$(3.02)

Weighted average shares outstanding — basic	12,152	12,113	9,997	12,133	9,979
Weighted average shares outstanding — diluted	13,242	12,113	9,997	13,197	9,979

(1) Includes stock-based compensation:
Cost of service revenue	$—	$82	$14	$82	$17
Research and development	596	847	364	1,443	282
Selling, general and administrative	$684	$632	$315	$1,316	$697